UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2013

INTERCORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54012	27-2506234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 South Congress Avenue - Suite 103

Delray Beach, FL 33445

(Address of principal executive offices) (zip code)

(561) 900-3709

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of our Series C Preferred Stock, any outstanding shares of Series C Preferred Stock were automatically converted into eighty percent (80%) of our then outstanding common stock immediately after giving effect to a planned reverse split of our common stock. On December 31, 2013, we effected a 1-for-100 reverse stock split and on that date we issued a total of 29,882,298 shares of our common stock (post-stock split), restricted in accordance with Rule 144, to the holders of all of our shares of Series C Preferred Stock. Of the 29,882,298 shares of common stock we issued, 20,563,221 shares were issued to affiliates of ours, or to entities controlled by affiliates of ours: 4,118,580 shares to Claude Brun, our then-Chief Executive Officer, or to entities controlled by Mr. Brun; 353,021 shares to Ms. Danielle Beauchamp, our then-Secretary; and 16,091,620 shares to Mr. Frederick Voight, one of our Directors, or to entities controlled by Mr. Voight. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, because all of the Series C Preferred stockholders are either accredited or sophisticated investors, existing shareholders of ours, and familiar with our operations.

Pursuant to the terms of three convertible promissory notes issued by us in October 2013 through which we received aggregate proceeds of $1,100,000 (the first to Topside Partners, LP on October 8, 2013 for $500,000, the second to Sussex Associates, LP on October 8, 2013 for $500,000, and the third to Topside Partners, LP on October 18, 2013 for $100,000, collectively the "Notes"), such Notes were convertible into an aggregate of 7.37% of our then outstanding common stock, on a fully diluted basis, once we could confirm that we had sufficient authorized but unissued common stock to effect such conversions. Immediately after the reverse stock split referenced above, we had sufficient shares of authorized and unissued common stock to effect conversion of the Notes into shares of our common stock. As a result, on December 31, 2013 we issued to Topside Partners and Sussex Associates an aggregate of 3,087,171 shares of common stock (1,683,912 and 1,403,260, respectively, post reverse stock split), restricted in accordance with Rule 144. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since Topside Partners and Sussex Associates are either an accredited or sophisticated investors and are familiar with our operations. Neither Topside Partners nor Sussex Associates are affiliated with any of our officers or directors.

Pursuant to the terms of a convertible promissory note issued by us on August 19, 2013 to Fandeck Associates, Inc. ("Fandeck"), an entity controlled by Mr. Voight, and through which we received aggregate proceeds of $55,000, the note was convertible into an aggregate of 0.37% of our then outstanding common stock, on a fully diluted basis, once we could confirm that we had sufficient authorized but unissued common stock to effect such a conversion. Immediately after the reverse stock split referenced above we had sufficient shares of authorized and unissued common stock to effect the conversions of the note into shares of our common stock. As a result, on December 31, 2013, we issued Fandeck 154,987 shares of our common stock, post reverse stock split, restricted in accordance with Rule 144. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since Mr. Voight is one of our officers and directors, is either an accredited or sophisticated investor, and is familiar with our operations.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2013, effective the with corporate changes described in Item 5.03 of this filing, Mr. Claude Brun and Mr. Danielle Beauchamp resigned as our Chief Executive Officer and Secretary, respectively. Both Mr. Brun and Ms. Beauchamp remain on our Board of Directors. We are not aware of any disagreements with Mr. Brun or Ms. Beauchamp of the nature required to be disclosed in this Current Report.

A copy of this report has been provided to Mr. Brun and Ms. Beauchamp and each has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether they agree with the statements made by us in this report, and if not, stating the respects those statements are incorrect. We did not receive a letter from either Mr. Brun or Ms. Beauchamp.

In anticipation of Mr. Brun’s and Ms. Beauchamp’s resignations, on December 26, 2013 our Board of Directors appointed Mr. James Groelinger and Mr. Frederick Larcombe to fill the positions of Chief Executive Officer and Secretary, respectively, upon the resignations of Mr. Brun and Ms. Beauchamp. The appointments of Mr. Groelinger and Mr. Larcombe became effective on December 31, 2013.

James F. Groelinger was appointed as our Chief Executive Officer effective December 31, 2013. Mr. Groelinger served in this same capacity with us from 2010 through January 23, 2013. Since 2007, Mr. Groelinger has been the Managing Director at Bellegrove Associates where he provides strategic guidance to emerging clean energy entrepreneurs and companies. This guidance includes, but is not limited to, evaluating potential energy-related investments, assisting inventors with energy-related patents and products, as well as developing strategies for creating joint ventures between U.S. and foreign entities or governments. Since 2009, Mr. Groelinger has also been the Executive Director of Clean Energy Alliance, Inc., which is a national association of clean energy incubators for the purpose of fund raising, policy development, and strategy. From 2001 to 2006, Mr. Groelinger was the Chief Executive Officer and a Director, and was President from 2007 to 2008, of EPV Solar, Inc., which was a photovoltaic technology company that developed a technology for the production of thin-film photovoltaic products. As CEO of EPV Solar, Mr. Groelinger led the company and oversaw sales as they increased from nil to more than $20 million annually, developed products sales in the U.S., Germany, and Spain, oversaw joint ventures with foreign manufacturers, and managed a complex $60 million debt-for-equity recapitalization, setting the stage for a $70 million third-party financing and initial public offering. Mr. Groelinger received his BChE from the City College of New York, New York, and his MBA in Finance from Temple University.

Frederick Larcombe was appointed as our Secretary, effective December 31, 2013. Mr. Larcombe served in this same capacity with us from 2010 through January 23, 2013. Additionally, Mr. Larcombe is also our Chief Financial Officer and has been since November 2010. From 2008 through 2013, Mr. Larcombe, as a principal with Crimson Partners, a group of seasoned financial professionals, serves a number of clients primarily in the life sciences. In this connection and from 2009 to 2011, Mr. Larcombe served as the Chief Financial Officer for iBio, Inc. (IBPM.OB), a biotechnology company focused on commercializing its proprietary technology for the production of biologics including vaccines and therapeutic proteins. From 2005 to 2007, he was simultaneously the Chief Financial Officer of Xenomics Inc., and FermaVir Pharmaceuticals, Inc. From 2004 to 2005, he was a consultant with Kroll Zolfo Cooper, a professional services firm providing interim management and turn-around services, and from 2000 to 2004, he was Chief Financial Officer of MicroDose Therapeutics. Prior to 2000, Mr. Larcombe held various positions with ProTeam.com, Cambrex, and PriceWaterhouseCoopers. Mr. Larcombe's received his BS in Accounting from Seton Hall University, was designated a Certified Public Accountant in New Jersey, and is an alumnus of the Management Development Program at Harvard Business School.

ITEM 5.03 Amendments to Articles of Incorporation Or Bylaws, Change In Fiscal Year

On December 31, 2013, an amendment to our Articles of Incorporation became effective with the State of Delaware, which: (a) changed our name from “InterCore Energy, Inc.” to “InterCore, Inc.”; (b) effected a 1-for-100 reverse stock split of our outstanding common stock; and (c) decreased our authorized common stock from 750,000,000 shares, par value $0.0001, to 275,000,000 shares of common stock, par value $0.0001.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

	3.1	Certificate of Amendment to Certificate of Incorporation of InterCore Energy, Inc. filed December 17, 2013 (effective December 31, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2015	InterCore, Inc.
a Delaware corporation
/s/ James F. Groelinger

By: James F. Groelinger
Its: Chief Executive Officer